Exhibit 8.1

SUBSIDIARIES OF REGISTRANT

NAME	PERCENTAGE OWNERSHIP (%)	STATE OF ORGANIZATION
Naked Brand Group Inc.	100	Nevada
FOH Online Corp.	100	Delaware